NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
SILICONIX incorporated
to
VISHAY TEMIC SEMICONDUCTOR
ACQUISITION HOLDINGS CORP.,
a Wholly Owned Subsidiary of
VISHAY INTERTECHNOLOGY, INC.
in Exchange for
2.90 Shares of Common Stock of
VISHAY INTERTECHNOLOGY, INC.
(Not to Be Used for Signature Guarantees)

        As set forth under "The Offer—Guaranteed Delivery" in the prospectus of Vishay Intertechnology, Inc., dated April 12, 2005, this Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the offer referred to in the prospectus if certificates representing shares of common stock of Siliconix incorporated are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as described in the prospectus) or if time will not permit all required documents to reach American Stock Transfer & Trust Company, as exchange agent, prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the exchange agent, as described in the prospectus.

The Exchange Agent for the Offer is:

American Stock Transfer & Trust Company

By Mail: Please use enclosed envelope. If you wish to tender by registered mail, please mail to:	By Overnight Delivery:	By Hand Delivery:
Reorganization Department 59 Maiden Lane New York, NY 10038	Reorganization Department 59 Maiden Lane New York, NY 10038	Reorganization Department 59 Maiden Lane New York, NY 10038

Facsimile Transmission (for eligible institutions only):
(718) 234-2287

Confirm Receipt of Facsimile by Telephone Only:
(718) 921-8317

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution" under the applicable instructions, the signature guarantee must appear in the space provided for this purpose on the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Vishay TEMIC Semiconductor Acquisition Holdings Corp., a wholly owned subsidiary of Vishay Intertechnology, Inc., upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the number of Siliconix shares set forth below, pursuant to the guaranteed delivery procedures set forth in the prospectus.

Dated:

Signature(s) of Record Holder(s)
or Authorized Signatory:

Name(s) of Record Holder(s):

Address(es):

Area Code and Telephone Number(s):

Certificate Numbers (If Available):

Number of Shares Tendered:

Account Number(s):

If Siliconix shares will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:

Depository Account Number:

Transaction Code Number:

2

THE GUARANTEE BELOW MUST BE COMPLETED (Not to Be Used for Signature Guarantees)

The undersigned is a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. (Each of these institutions is referred to in this document as an "eligible institution.") The undersigned hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, (i) certificates representing the tendered Siliconix shares referred to above, in proper form for transfer, or confirmation of book-entry transfer of such Siliconix shares into the exchange agent's account at The Depository Trust Company, in each case with delivery of (ii) a properly completed and duly executed letter of transmittal or a manually signed facsimile, with any required signature guarantees, or in the case of book-entry transfer, an "agent's message," as defined in the prospectus, and any other documents required by the letter of transmittal, within three (3) NASDAQ National Market trading days of the date of this document.

The eligible institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal and certificates for Siliconix shares to the exchange agent, or a confirmation of a book-entry transfer with respect to the tendered Siliconix shares, within the time period indicated above. Failure to do so could result in a financial loss to such eligible institution.
Name of Firm:	Authorized Signature:
Address:	Title:
Name:
(Please Print or Type)
Area Code and Telephone Number:	Dated:
NOTE: DO NOT SEND CERTIFICATES FOR SILICONIX SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.